Exhibit 99.1
Harte Hanks Reports Third Quarter 2024 Results
Chelmsford, Massachusetts – November 14, 2024 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for over 100 years, today announced financial results for the third quarter ended September 30, 2024.
Kirk Davis, Chief Executive Officer, stated: “In Q3, we continued to focus on improving our sales execution. As we approach 2025, we are strategically positioned to capitalize on key growth opportunities through our newly established Customer Excellence and Growth (CEG) division. Under the leadership of our company’s first Chief Customer and Data Officer, this division unifies our sales and customer organizations, focused on maximizing the value of our 40-year history of serving clients with data. By leveraging data and AI as key differentiators, we aim to enhance our value proposition across all product offerings in each segment. This initiative positions us strongly for 2025 and beyond.”
“In the short term, a few customers have advised us of changes to their programs which will impact fourth quarter revenue,” continued Mr. Davis. “While we are encouraged with the traction from our sales organization, we expect to see low to mid-single-digit revenue contraction in the fourth quarter due to these decisions. Nevertheless, we are increasingly confident in our ability to expand our client base, increase business with existing clients, and deliver sustainable growth and cash generation. The pieces are now in place for this long-term success.”
“At the same time, we continue to streamline our expense structure, enabling strategic investments in our Customer Excellence and Growth division and technology infrastructure,” continued Mr. Davis. “This has allowed us to maintain positive net income and EBITDA in the quarter. Looking ahead, we expect to drive increased profitability and free cash flow.”
Third Quarter Highlights
•Total revenues for Q3 2024 were $47.6 million, an increase of 1.1% compared to $47.1 million in Q3 2023.
•Operating income was $1.9 million compared to $2.9 million in the same quarter in the prior year.
•Harte Hanks recorded $0.8 million in restructuring charges in Q3 2024, related to execution of Project Elevate.
•Net income was $0.1 million, or $0.02 per basic and diluted share, compared to net income of $0.6 million, or $0.09 per basic and $0.08 per diluted share, in the prior year quarter.
•The third quarter of 2024 had EBITDA of $2.9 million compared to EBITDA of $3.9 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation, severance and restructuring charges, was $4.1 million for Q3 2024 and $4.2 million for the same quarter in 2023.
Segment Highlights
•Customer Care, $13.1 million in revenue, 27% of total – Segment revenue for the quarter increased $1.2 million or 10.4% versus the prior year and EBITDA totaled $2.5 million for the quarter, an increase of 40.5% compared to the same period in the prior year. The year over year increase was related to the onboarding of new clients and expansion of existing work with a specific client.
•Sales Services, $4.2 million in revenue, 9% of total - Segment revenue for the quarter increased $2.0 million or 94.1% versus the prior year and EBITDA totaled $0.7 million for the quarter, an increase of 237% compared to the same period in the prior year. This increase in revenue was related to the growth with a large fintech client.
•Fulfillment & Logistics Services, $21.3 million in revenue, 45% of total – Segment revenue for the quarter decreased $1.2 million or 5.4% versus the prior year quarter and EBITDA totaled $1.3 million, decline of 53.1%. The contribution margin was impacted by investments in technology, the increased cost of facilities, and in the revenue mix between lower margin logistics and the higher margin fulfillment services.

Exhibit 99.1
•Marketing Services, $9.1 million in revenue, 19% of total – Segment revenue for the quarter decreased $1.5 million or 14.6% compared to the prior year quarter. EBITDA for the third quarter totaled $2.1 million compared to $1.5 million for the third quarter of 2023. The revenue decline was the result of customer turnover and reductions in client spending. The increase in EBITDA, despite lower revenue, was the direct result of Project Elevate.
Consolidated Third Quarter 2024 Results
Third quarter revenues were $47.6 million, an increase of 1.1% from $47.1 million in the third quarter of 2023 due to increased revenue in two of the Company’s operating segments.
Third quarter operating income was $1.9 million, compared to $2.9 million in the third quarter of 2023. The decrease resulted from restructuring expenses and increased investment in sales and marketing during the quarter.
Net income for the quarter was $0.1 million, or $0.02 per basic and diluted share, compared to net income of $0.6 million, or $0.09 per basic and $0.08 per diluted share, in the third quarter of the prior year.
Balance Sheet and Liquidity
Harte Hanks ended the quarter with $5.9 million in cash and cash equivalents and $24.0 million of capacity on its credit line. On October 31, 2024, the cash balance was $9.8 million. The Company has no outstanding debt as of September 30, 2024. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in the remainder 2024 and beyond.
Conference Call Information
The Company will host a conference call and live webcast to discuss these results at 4:30 p.m. EDT today, November 14, 2024. Interested parties may access the webcast at https://www.webcaster4.com/Webcast/Page/2810/51436 or access the conference call by dialing 888-506-0062 in the United States or 973-528-0011 from outside the U.S. and using access code 687861.
A replay of the call can also be accessed via phone through November 28, 2024, by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 51436.
About Harte Hanks:
Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.
Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including GlaxoSmithKline, Unilever, Pfizer, Warner Bros Discovery, Volvo, Ford, FedEx, Midea, and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,000 employees in offices across the Americas, Europe, and Asia Pacific.
For more information, visit hartehanks.com
As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.

Exhibit 99.1
Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures, and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (iii) the demand for our products and services by clients and prospective clients, including (iv) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (vi) our ability to predict changes in client needs and preferences; (b) economic and other business factors that impact the industry verticals we serve, including competition, inflation and consolidation of current and prospective clients, vendors and partners in these verticals; (c) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (d) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (e) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (f) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (g) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (h) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (i) the number of shares, if any, that we may repurchase in connection with our repurchase program; (j) unanticipated developments regarding litigation or other contingent liabilities; (k) our ability to complete reorganizations, including cost-saving initiatives; and (l) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which was filed on April 1, 2024. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.
Supplemental Non-GAAP Financial Measures:
The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.
The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation, severance, and restructure charges. The most directly comparable measure for this non-GAAP financial measure is Operating Income.
The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense (benefit), other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation, restructuring expense and severance. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

Exhibit 99.1
The use of non-GAAP measures does not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.
Investor Relations Contact:
Rob Fink or Tom Baumann
646.809.4048 / 646.349.6641
FNK IR
HHS@fnkir.com
Source: Harte Hanks, Inc.

Exhibit 99.1
Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share amounts	2024	2023	2024	2023
Revenue	$47,630	$47,119	$138,113	$142,001
Operating expenses
Labor	24,176	22,953	70,343	74,084
Production and distribution	14,421	15,378	41,850	43,158
Advertising, selling, general and administrative	5,260	4,922	17,051	16,071
Restructuring expenses	836	-	2,116	-
Depreciation and amortization expense	1,039	952	3,107	3,051
Total operating expenses	45,732	44,205	134,467	136,364
Operating income	1,898	2,914	3,646	5,637
Other expense, net
Interest expense (income), net	57	1	107	(150)
Pension Plan termination charges	-	-	37,505	-
Other expense, net	831	383	2,104	3,760
Total other expense, net	888	384	39,716	3,610
Income (loss) before income taxes	1,010	2,530	(36,070)	2,027
Income tax expense (benefit)	868	1,912	(8,207)	1,620
Net income (loss)	142	618	(27,863)	407

Income (loss) per common share
Basic	$0.02	$0.09	$(3.83)	$0.06
Diluted	$0.02	$0.08	$(3.83)	$0.05

Weighted average shares used to compute income (loss) per share
Basic	7,324	7,239	7,273	7,340
Diluted	7,398	7,314	7,273	7,509

Comprehensive income (loss) net of tax:
Net income (loss)	$142	$618	$(27,863)	$407

Adjustment to pension liability, net	102	503	29,626	1,421
Foreign currency translation adjustment	(8)	(559)	(1,945)	1,645
Total other comprehensive income (loss), net of tax	94	(56)	27,681	3,066

Comprehensive income (loss)	$236	$562	$(182)	$3,473

Exhibit 99.1
Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except shares and per share amounts	September 30, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$5,944	$18,364
Accounts receivable, net	33,275	34,313
Contract assets and unbilled accounts receivable	9,260	7,935
Prepaid expenses	2,119	1,915
Prepaid income taxes and income tax receivable	1,758	1,758
Other current assets	1,467	928
Total current assets	53,823	65,213

Net property, plant and equipment	9,310	8,855
Right-of-use assets	22,926	25,417
Other assets	22,068	23,272
Total assets	$108,127	$122,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,880	$23,176
Accrued payroll and related expenses	4,476	5,615
Deferred revenue and customer advances	3,400	3,195
Customer postage and program deposits	1,430	1,815
Other current liabilities	2,995	9,495
Current portion of lease liabilities	3,762	4,815
Total current liabilities	36,943	48,111

Pension liabilities - Qualified plans	8,931	10,540
Pension liabilities - Nonqualified plan	17,968	18,630
Long-term lease liabilities, net of current portion	21,469	23,691
Other long-term liabilities	1,767	1,928
Total liabilities	87,078	102,900

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	125,173	157,889
Retained earnings	817,057	844,920
Less treasury stock	(916,993)	(951,083)
Accumulated other comprehensive loss	(16,409)	(44,090)
Total stockholders’ equity	21,049	19,857

Total liabilities and stockholders’ equity	$108,127	$122,757

Exhibit 99.1
Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share data	2024	2023	2024	2023
Net income (loss)	$142	$618	$(27,863)	$407
Income tax expense (benefit)	868	1,912	(8,207)	1,620
Other expense, net	888	384	39,716	3,610
Depreciation and amortization expense	1,039	952	3,107	3,051
EBITDA	$2,937	$3,866	$6,753	$8,688

Stock-based compensation	368	160	1,654	1,203
Severance	—	166	8	1,376
Restructuring expense	836	—	2,116	—
Adjusted EBITDA	$4,141	$4,192	$10,531	$11,267

Operating income	$1,898	$2,914	$3,646	$5,637
Stock-based compensation	368	160	1,654	1,203
Severance	—	166	8	1,376
Restructuring expense	836	—	2,116	—
Adjusted operating income	$3,102	$3,240	$7,424	$8,216
Adjusted operating margin (a)	6.5%	6.9%	5.4%	5.8%
(a)Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.
Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)
In thousands

Three months ended September 30, 2024	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring	Unallocated Corporate	Total
Revenue	$9,050	$13,068	$4,205	$21,307	$—	$—	$47,630
Segment operating expense	6,158	9,995	3,318	19,192	836	5,195	44,694
Contribution margin (loss)	$2,892	$3,073	$887	$2,115	$(836)	$(5,195)	$2,936
Overhead allocation	792	567	189	775	—	(2,323)	—
EBITDA	$2,100	$2,506	$698	$1,340	$(836)	$(2,872)	$2,936
Depreciation and amortization	167	44	198	266	—	363	1,038
Operating income (loss)	$1,933	$2,462	$500	$1,074	$(836)	$(3,235)	$1,898

Three months ended September 30, 2023	Marketing Services	Customer Care	Sales Services	Fulfillment & Logistics	Restructuring	Unallocated Corporate	Total
Revenue	$10,591	$11,832	$2,166	$22,530	$—	$—	$47,119
Segment operating expense	8,370	9,380	1,959	18,995	—	4,549	43,253
Contribution margin (loss)	$2,221	$2,452	$207	$3,535	$—	$(4,549)	$3,866
Overhead allocation	706	668	—	680	—	(2,054)	—
EBITDA	$1,515	$1,784	$207	$2,855	$—	$(2,495)	$3,866
Depreciation and amortization	71	57	196	249	—	379	952
Operating income (loss)	$1,444	$1,727	$11	$2,606	$—	$(2,874)	$2,914